                                                                EXHIBIT 5(b)





                                                July 19, 1994


BanPonce Corporation,
   209 Munoz Rivera Avenue,
      Hato Rey, Puerto Rico 00918.

Popular International Bank Inc.,
   c/o BanPonce Corporation,
      209 Munoz Rivera Avenue,
         Hato Rey, Puerto Rico 00918.

BanPonce Financial Corp.,
   c/o CT Corporation,
      1209 Orange Street,
         Wilmington, Delaware 19801.

Ladies and Gentlemen:

          This opinion is delivered in connection with the registration under the Securities Act of 1933 (the "Act") of (i) senior debt securities (the

"BanPonce Senior Debt Securities"), subordinated debt securities (the "BanPonce

Subordinated Debt Securities") and preferred stock, without par value (the

"BanPonce Preferred Stock"), of BanPonce Corporation, a Puerto Rico corporation

(the "Corporation"), (ii) senior debt securities (the "BanPonce Financial Debt

Securities") of BanPonce Financial Corp. ("Financial"), a

BanPonce Corporation
Popular International Bank Inc.
BanPonce Financial Corp.                                                -2-

Delaware corporation, bearing the unconditional guarantees (the "BanPonce

Financial Guarantees") of the Corporation, and (iii) senior debt securities

(the "PIB Senior Debt Securities") bearing the unconditional guarantees (the

"PIB Senior Debt Securities Guarantees") of the Corporation, subordinated debt securities (the "PIB Subordinated Debt Securities") bearing the unconditional guarantees (the "PIB Subordinated Debt Securities Guarantees") of the

Corporation and preferred stock, par value $25.00 per share (the "PIB Preferred

Stock"), bearing the unconditional guarantees (the "PIB Preferred Stock

Guarantees") of the Corporation, of Popular Bank International Inc. ("PIB"), a

Puerto Rico corporation (the BanPonce Senior Debt Securities, the BanPonce

Subordinated Debt Securities, the BanPonce Financial Debt Securities, the PIB

Senior Debt Securities and the PIB Subordinated Debt Securities are sometimes collectively referred to herein as the "Debt Securities"; the BanPonce

Financial Guarantees, the PIB Senior Debt Securities Guarantees, the PIB

Subordinated Debt Securities Guarantees and the PIB Preferred Stock Guarantees

are sometimes collectively referred to herein as the

BanPonce Corporation
Popular International Bank Inc.
BanPonce Financial Corp.                                            -3-

"Guarantees"; and the Debt Securities, the BanPonce Preferred Stock and the PIB

Preferred Stock are sometimes collectively referred to herein as the

"Securities").  The Securities are limited to an aggregate initial offering price not to exceed $500,000,000.  We, as your counsel, have examined such corporate records, certificates and other documents, and such questions of law,

as we have considered necessary or appropriate for the purposes of this opinion.  On the basis of such examination, we advise you that, in our opinion:

         (i)  When the registration statement relating to the Securities and the Guarantees (the "Registration Statement") has become effective under the

Act, the indenture relating to the BanPonce Senior Debt Securities (the

"BanPonce Senior Indenture") has been duly executed and delivered, the terms of the BanPonce Senior Debt Securities and of their issuance and sale have been duly established in conformity with the BanPonce Senior Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Corporation and so as to comply with any requirement or

BanPonce Corporation
Popular International Bank Inc.
BanPonce Financial Corp.                                                  -4-

restriction imposed by any court or governmental body having jurisdiction over the Corporation, and the BanPonce Senior Debt Securities have been duly executed and authenticated in accordance with the BanPonce Senior Indenture and issued and sold as contemplated in the Registration Statement, the BanPonce

Senior Debt Securities will constitute valid and legally binding obligations of the Corporation, subject to bankruptcy, insolvency, fraudulent transfer,

reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         (ii)  When the Registration Statement has become effective under the

Act, the indenture relating to the BanPonce Subordinated Debt Securities (the

"BanPonce Subordinated Indenture") has been duly executed and delivered, the terms of the BanPonce Subordinated Debt Securities and of their issuance and sale have been duly established in conformity with the BanPonce Subordinated

Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Corporation and so as to comply with any requirement or

BanPonce Corporation
Popular International Bank Inc.
BanPonce Financial Corp.                                                   -5-

restriction imposed by any court or governmental body having jurisdiction over the Corporation, and the BanPonce Subordinated Debt Securities have been duly executed and authenticated in accordance with the BanPonce Subordinated

Indenture and issued and sold as contemplated in the Registration Statement,

the Banponce Subordinated Debt Securities will constitute valid and legally binding obligations of the Corporation, subject to bankruptcy, insolvency,

fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         (iii)  When the Registration Statement has become effective under the

Act, the indenture relating to the BanPonce Financial Debt Securities (the

"BanPonce Financial Indenture") has been duly executed and delivered, the terms of the BanPonce Financial Debt Securities and of their issuance and sale have been duly established in conformity with the BanPonce Financial Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon Financial or the

BanPonce Corporation
Popular International Bank Inc.
BanPonce Financial Corp.                                                    -6-

Corporation and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Financial or the

Corporation, the BanPonce Financial Debt Securities have been duly executed and authenticated, and the BanPonce Financial Guarantees have been duly executed,

each in accordance with the BanPonce Financial Indenture, and the BanPonce

Financial Debt Securities have been issued and sold as contemplated in the

Registration Statement, the BanPonce Financial Debt Securities will constitute valid and legally binding obligations of Financial and the BanPonce Financial

Guarantees will constitute valid and legally binding obligations of the

Corporation, in each case subject to the bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         (iv)  When the Registration Statement has become effective under the

Act, the indenture relating to the PIB Senior Debt Securities (the "PIB Senior

Indenture") has been duly executed and delivered, the terms of the PIB Senior

BanPonce Corporation
Popular International Bank Inc.
BanPonce Financial Corp.                                                   -7-

Debt Securities and of their issuance and sale have been duly established in conformity with the PIB Senior Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon PIB or the Corporation and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over

PIB or the Corporation, the PIB Senior Debt Securities have been duly executed and authenticated and the PIB Senior Debt Securities Guarantees have been duly executed, each in accordance with the PIB Senior Indenture, and the PIB Senior

Debt Securities have been issued and sold as contemplated in the Registration

Statement, the PIB Senior Debt Securities will constitute valid and legally binding obligations of PIB and the PIB Senior Debt Securities Guarantees will constitute valid and legally binding obligations of the Corporation, in each case subject to bankruptcy, insolvency, fraudulent transfer, reorganization,

moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

BanPonce Corporation
Popular International Bank Inc.
BanPonce Financial Corp.                                                    -8-

         (v)  When the Registration Statement has become effective under the

Act, the indenture relating to the PIB Subordinated Debt Securities (the "PIB

Subordinated Indenture") has been duly executed and delivered, the terms of the

PIB Subordinated Debt Securities and of their issuance and sale have been duly established in conformity with the PIB Subordinated Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon PIB or the Corporation and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over PIB or the Corporation, the PIB Subordinated Debt

Securities have been duly executed and authenticated and the PIB Subordinated

Debt Securities Guarantees have been duly executed, each in accordance with the

PIB Subordinated Indenture, and the PIB Subordinated Debt Securities have been issued and sold as contemplated in the Registration Statement, the PIB

Subordinated Debt Securities will constitute valid and legally binding obligations of PIB and the PIB Subordinated Debt Securities Guarantees will constitute valid and legally binding

BanPonce Corporation
Popular International Bank Inc.
BanPonce Financial Corp.                                               -9-

obligations of the Corporation, in each case subject to bankruptcy, insolvency,

fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         We note that, as of the date of this opinion, a judgment for money in an action based on a Debt Security denominated in a foreign currency or currency unit, or on a related Guarantee, in a Federal or state court in the

United States ordinarily would be enforced in the United States only in United

States dollars.  The date used to determine the rate of conversion of the foreign currency or currency unit in which a particular Debt Security is denominated into United States dollars will depend on various factors, including which court renders the judgment.  In the case of a Debt Security denominated in a foreign currency, or a related Guarantee, a state court in the State of

New York rendering a judgment on a Debt Security, or on a related Guarantee,

would be required under Section 27 of the New York Judiciary Law to render such judgment in the foreign currency in which the Debt Security is denominated, and such

BanPonce Corporation
Popular International Bank Inc.
BanPonce Financial Corp.                                             -10-

judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment.

         The foregoing opinion is limited to the Federal laws of the United

States, the laws of the State of New York and the Commonwealth of Puerto Rico,

and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.  With respect to all matters of the laws of the Commonwealth of Puerto Rico, we have relied upon the opinion, dated the date hereof, of Brunilda Santos de Alvarez,

Counsel to the Corporation, and our opinion is subject to the same assumptions,

qualifications and limitations with respect to such matters as are contained in such opinion of Brunilda Santos de Alvarez.

         Also, we have relied as to certain matters on information obtained from public officials, officers of the Corporation, Financial and PIB, and other sources believed by us to be responsible.

         We hereby consent to the filing of this opinion as an exhibit to the

Registration Statement and to the

BanPonce Corporation
Popular International Bank Inc.
BanPonce Financial Corp.                                              -11-

references to us under the heading "Validity of Offered Securities" in the

Prospectus contained in the Registration Statement.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.


                                        Very truly yours,

                                        /s/ SULLIVAN & CROMWELL